UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 10, 2009
NACCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-1505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive Cleveland, Ohio	44124-4069

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 449-9600

N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers
     On November 11, 2009, NACCO Industries, Inc. (referred to as NACCO), announced that Dr. Michael J. Morecroft, the current President and Chief Executive Officer of Hamilton Beach Brands, Inc., a wholly-owned subsidiary of NACCO (referred to as HBB), will retire effective January 1, 2010 and Gregory H. Trepp will succeed Dr. Morecroft as President and Chief Executive Officer of HBB. Mr. Trepp, currently the Vice President, Global Business of HBB and Interim President and Chief Executive Officer of The Kitchen Collection, Inc., a wholly-owned subsidiary of NACCO (referred to as KCI), will also become a member of the HBB Board of Directors.
     As part of a transition plan, Dr. Morecroft has agreed to serve as Vice Chairman of the Boards of Directors of HBB and KCI following his retirement. The terms of Dr. Morecroft’s Vice Chairmanships are described in a consulting agreement dated November 10, 2009 which is effective January 1, 2010.
     For his services, Dr. Morecroft will receive a retainer from HBB (paid in arrears) in the amount of $25,000 per month.
     The consulting agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 is hereby incorporated herein by reference. The foregoing summary of the consulting agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as an exhibit.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Consulting Agreement between Hamilton Beach Brands, Inc. and Michael J. Morecroft, dated November 10, 2009 (effective January 1, 2010)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.

By: Name:	/s/ Charles A. Bittenbender Charles A. Bittenbender
Title:	Vice President, General Counsel and Secretary
Date: November 13, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Consulting Agreement between Hamilton Beach Brands, Inc. and Michael J. Morecroft, dated November 10, 2009 (effective January 1, 2010)

4